Exhibit 99.1

The Glimpse Group Reports Fiscal Year 2023 Financial Results

Fiscal Year 2023 Revenues Grew by 85% Year-over-Year to Approximately $13.5 Million, a 4X Increase Over Two Fiscal Years

Realigning Company To Focus on Immersive Software Driven by Spatial Computing, Cloud and AI Significantly Reduced Cash Operating Expense Base; Fortified Balance Sheet

NEW YORK, NY, September 28, 2023 — The Glimpse Group, Inc. (“Glimpse”) (NASDAQ: VRAR, FSE: 9DR), a diversified Immersive Technology platform company providing enterprise-focused Virtual Reality (“VR”), Augmented Reality (“AR”) and Spatial Computing software and services, provided financial results for its fiscal year ended Jume 30, 2023 (“FY’23”).

Business Commentary by President & CEO Lyron Bentovim

FY ‘23 (July 1, 2022 – June 30, 2023) was highlighted by:

●	FY ‘23 revenue of approximately $13.5 million, a 85% increase compared to FY ‘22 revenue of approximately $7.3 million, primarily driven by the acquisitions of Brightline Interactive (“BLI”) and Sector 5 Digital (“S5D”). Since the Company’s IPO in July 2021, its annual revenues have increased by approximately 4X from an IPO base of approximately $3.4 million.

●	Q4 FY ‘23 (April – June) quarterly revenue of approximately $2.9 million, a 16% increase compared to Q4 FY ‘22 revenue of approximately $2.5 million.

●	Gross Margin for FY ‘23 was approximately 68% compared to 82% for FY ‘22. We expect our Gross Margins to continue to remain in the 60-70% range.

●	Adjusted EBITDA loss for FY ‘23 was approximately $6.45 million, compared to an EBITDA loss of approximately $3.97 million for FY ‘22. During the fiscal year and in recent months thereafter, we decreased the Company’s annual operating expense base by approximately $5 million in aggregate (or approximately 25%). We expect to continue to significantly reduce our operating expense base as we realign our operations. Our target is to reach cash flow profitability from our subsidiary companies’ operations, potentially as soon as Q2 FY ‘23 (October – December ‘23), excluding any growth investments.

●	The Company’s cash and equivalent position as of June 30, 2023 was approximately $5.6 million. On September 28, 2023, we entered into an agreement* for the sale of approximately 1.89 million shares of common stock for aggregate gross proceeds of $3 million in a straight common share transaction (with no warrants or other financial instruments) from two long-term oriented institutional investors. We are now well capitalized to pursue our growth strategy and navigate through macro economic challenges if they arise. Kingswood Investments, division of Kingswood Capital Partners, LLC, is acting as the exclusive placement agent for the offering. The registered direct offering is expected to close on or about October 3, 2023, subject to the satisfaction of customary closing conditions.

●	We continue to maintain a clean capital structure with no debt, no convertible debt and no preferred equity.

Strategic Repositioning:

●	While the Immersive industry has made significant strides in recent years, in order to be truly unleashed and reach its vast potential we believe that it has to first become untethered from the computing limitations inherent in current immersive technologies hardware (VR headsets, tablets, phones).

●	To answer the call, we are embarking on a path that could position Glimpse as a key provider of enabling Spatial Computing, Cloud and AI driven Immersive software solutions, empowering the industry’s growth and development by shifting the focus from software run on devices to cloud based immersive software.

●	With the knowledge, IP and tier-1 customer and partner relationships we have accumulated over the past seven+ years as one of the largest independent software and services companies in the segment, we have an opportunity to be a key part of this transition. As we move forward, we are collaborating with some of the world’s leading organizations to make these a reality, including: NVIDIA, Microsoft, AT&T and the U.S. military.

●	To facilitate this strategic transition, we are in the process of realigning our subsidiary companies around three core entities: BLI, QReal and S5D. We believe that this will result in a streamlined company that will be well positioned to execute on our strategic vision of providing Immersive software solutions at scale, potentially leading to a significant increase in higher quality recurring software revenues over time.

●	This is not a straightforward transition, and will require Glimpse to restructure internally, invest in developing these new technologies while continuing to cut legacy costs. The short term impact may include a decline in revenues as we transition from predominantly project driven revenues and the consolidation of some of our subsidiary companies. However, we view this as an essential move if we are to become a dominant software player in an industry that has large scale. With this in mind, we decided to raise capital now, in a clean structure.

●	In parallel, we will explore various strategic alternatives for our subsidiary companies including: raising capital into them, spinning them out, selling them or consolidating them into our main three subsidiaries.

●	While further development and investment will be required to bring our vision to fruition, we have already begun to see adoption in the market. Recent examples include:

○	BLI, alongside prime contractor BCI Solutions and sub contractor Purdue University, was awarded a low seven figure Direct-to-Phase II contract with the U.S. Air Force (AFWERX). The overall solution utilizes BLI’s spatial computing platform, combined with AI and Machine Learning (ML) elements, to teach and operate robots using human tracking and immersive simulation environments in industrial settings.

○	BLI entered into a Cooperative Research And Development Agreement (“CRADA”) with the U.S. Naval Surface Warfare Center, Dahlgren Division “NSWCDD” to adapt new technologies in end-to-end Immersive Hyperscale Environments and simulator systems.

○	BLI was recently selected to support a major immersive technology hardware provider to accelerate their computing interfaces into GPU-enabled cloud, with streaming and visualization capabilities.

○	PulpoAR (QReal) entered into a software license with Yves Rocher, a global skin care, cosmetics and perfume company, to provide AI powered skin analysis and real-time visual product recommendation.

○	QReal completed a paid engagement to create an immersive experience to complement the launch of Sabrina Carpenter’s real world fragrance, “Sweet Tooth” on Walmart.com via a virtual store and NFT experience in Decentraland.

○	SpearXR (S5D), entered into an initial agreement for two webAR experiences with one of the world’s largest consumer packaged goods companies, which is expected to be deployed in commercial environments and accessed by consumers on mobile phones and tablets without a need to download an app, potentially leading to additional webAR experiences and widespread implementation.

Q2 FY ‘23 Financial Summary (for full detail of our financial results please refer to our 8K and 10K filed on 9/28/23)

●	Total revenue for the year ended June 30, 2023 was approximately $13.48 million compared to approximately $7.27 million for the year ended June 30, 2022, an increase of approximately 85%. The increase reflects the addition of subsidiary companies through acquisitions and new customers.

●	Gross profit was approximately 68% for the year ended June 30, 2023 compared to approximately 83% for the year ended June 30, 2022. The decrease was driven by the addition of BLI and S5D lower margin project revenue.

●	Operating expenses for the year ended June 30, 2023 were approximately $38.0 million compared to $12.4 million for the year ended June 30, 2022, an increase of approximately 207%. The increase is driven primarily by the non-cash impairment and amortization of intangible assets relating to acquisitions (primarily the goodwill and intangible assets of S5D of approximately $14.9 million which were written off entirety although S5D remains an active operating entity of the Company), the addition of new subsidiaries through acquisitions and headcount additions to support growth and development.

●	For the year ended June 30, 2023, we incurred a net loss of approximately $28.6 million compared to a net loss of approximately $6.0 million for the year ended June 30, 2022, an increase of approximately 379% year-over-year. The increase is driven by non-cash intangible asset impairment and amortization expenses relating to previous acquisitions (primarily the goodwill and intangible assets of S5D of approximately $14.9 million which were written off entirety, although S5D remains an active operating entity of the Company) and the addition of newly acquired subsidiaries’ expenses outpacing the increase in revenue and gross profit.

●	Adjusted EBITDA loss for year ended June 30, 2023 was approximately $6.5 million compared to approximately $4.0 million for the comparable 2022 period. The increase in EBITDA loss was driven by an increase in operating expense outlays in all areas of the Company to propel future growth, including the acquisition of several new subsidiaries. This increase in operating expense outlays was partially offset by non-cash expenses.

●	As of June 30, 2023, the Company had cash and cash equivalent balances of $5.62 million. On September 28, 2023 the Company entered into an agreement with two institutional investors to raise $3.3 million (approx. 3.0 million net of all fees and expenses) via a registered direct offering at $1.75/share, utilizing the Company’s S3 registration (approx. 1.89 million common shares issued). The transaction is expected to close during the first week of October 2023. Post closing, the Company will have approximately $7 million of cash on hand.

●	The Company had no outstanding corporate debt or preferred equity obligations.

Fiscal Year 2023 Conference Call and Webcast

Date: Thursday, September 28, 2023

Time: 4:30 p.m. Eastern time

USA Dial In: 888-506-0062

International: 973-528-0011

Participant Access Code: 581909

Webcast: https://www.webcaster4.com/Webcast/Page/2934/49115

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the webcast will be available through September 28, 2024. A replay of the teleconference will be available through Thursday, October 12, 2023. To listen, please call USA: 1-877-481-4010 or International: 919-882-2331; Replay Passcode: 49115. A webcast will also be available on the IR section of The Glimpse Group website (ir.theglimpsegroup.com) or by clicking the webcast link above.

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR, FSE: 9DR) is a diversified Immersive technology platform company, providing enterprise-focused Virtual Reality, Augmented Reality and Spatial Computing software & services. Glimpse’s unique business model builds scale and a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into this emerging industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

* The securities described above are being offered pursuant to a “shelf” registration statement (File No. 333-268027) filed with the Securities and Exchange Commission (SEC) on October 27, 2022 and declared effective on November 30, 2022. Such securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement and the accompanying prospectus relating to the offering of the securities will be filed with the SEC.

When available, copies of the prospectus supplement relating to this registered direct offering, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Kingswood Investments, division of Kingswood Capital Partners at https://kingswoodus.com/contact.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor there any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Company Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

(917) 292-2685

maydan@theglimpsegroup.com

THE GLIMPSE GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	As of June 30,
	2023	2022
ASSETS
Cash and cash equivalents	$5,619,083	$16,249,666
Investments	-	239,314
Accounts receivable	1,453,770	1,332,922
Deferred costs/contract assets	158,552	39,484
Prepaid expenses and other current assets	562,163	389,618
Total current assets	7,793,568	18,251,004

Equipment, net	264,451	245,970
Note receivable	-	250,000
Right-of-use assets	627,832	-
Intangible assets, net	4,284,151	4,063,485
Goodwill	11,236,638	13,464,760
Other assets	71,767	121,865
Restricted cash	-	2,000,000
Total assets	$24,278,407	$38,397,084

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$455,777	$340,139
Accrued liabilities	605,115	188,417
Accrued bonuses	1,072,097	169,262
Deferred revenue/contract liabilities	466,393	841,389
Asset purchase payable	-	734,037
Lease liabilities, current portion	405,948	-
Contingent consideration for acquisitions, current portion	5,120,791	1,966,171
Total current liabilities	8,126,121	4,239,415

Long term liabilities
Contingent consideration for acquisitions, net of current portion	4,505,000	5,340,800
Lease liabilities, net of current portion	423,454	-
Total liabilities	13,054,575	9,580,215
Commitments and contingencies
Stockholders’ Equity
Preferred Stock, par value $0.001 per share, 20 million shares authorized; 0 shares issued and outstanding	-	-
Common Stock, par value $0.001 per share, 300 million shares authorized; 14,701,929 and 12,747,624 issued and outstanding	14,702	12,749
Additional paid-in capital	67,854,108	56,885,815
Accumulated deficit	(56,644,978)	(28,081,695)
Total stockholders’ equity	11,223,832	28,816,869
Total liabilities and stockholders’ equity	$24,278,407	$38,397,084

THE GLIMPSE GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	June 30,
	2023	2022
Revenue
Software services	$12,587,192	$6,720,416
Software license/software as a service	895,172	547,197
Total Revenue	13,482,364	7,267,613
Cost of goods sold	4,266,013	1,241,149
Gross Profit	9,216,351	6,026,464
Operating expenses:
Research and development expenses	8,793,991	6,158,395
General and administrative expenses	5,037,359	4,450,362
Sales and marketing expenses	7,489,978	3,141,033
Amortization of acquisition intangible assets	2,045,587	481,515
Intangible asset impairment	15,351,842	-
Change in fair value of acquisition contingent consideration	(696,722)	(1,862,229)
Total operating expenses	38,022,035	12,369,076
Loss from operations before other income (expense)	(28,805,684)	(6,342,612)

Other income (expense)
Forgiveness of Paycheck Protection Program loan	-	623,828
Interest income	242,401	32,227
Loss on conversion of convertible notes	-	(279,730)
Total other income (expense), net	242,401	376,325
Net Loss	$(28,563,283)	$(5,966,287)

Basic and diluted net loss per share	$(2.05)	$(0.51)

Weighted-average shares used to compute basic and diluted net loss per share	13,929,135	11,731,383

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(28,563,283)	$(5,966,287)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	2,192,982	540,196
Common stock and stock option based compensation for employees and board of directors	4,974,519	2,893,297
Acquisition contingent consideration fair value adjustment	(696,722)	(1,862,229)
Impairment of intangible assets	15,351,842	-
Issuance of common stock to vendors as compensation	5,238	188,336
Loss on conversion of convertible notes	-	279,730
Forgiveness of Paycheck Protection Program loan	-	(623,828)
Adjustment to operating lease right-of-use asset and liability	(8,330)	-

Changes in operating assets and liabilities:
Accounts receivable	132,193	(295,076)
Pre-offering costs	-	470,136
Deferred costs/contract assets	433,557	(17,900)
Prepaid expenses and other current assets	(182,410)	(330,496)
Other assets	149,963	(32,000)
Accounts payable	(419,716)	(132,032)
Accrued liabilities	18,580	(73,475)
Accrued bonuses	(138,761)	(271,095)
Deferred revenue/contract liabilities	(2,412,066)	291,858
Net cash used in operating activities	(9,162,414)	(4,940,865)
Cash flow from investing activities:
Purchases of equipment	(146,333)	(201,998)
Acquisitions, net of cash acquired	(2,627,261)	(4,615,894)
Payment of contingent consideration for acquisitions	(1,000,000)	-
Sale (purchase) of investments	239,314	(239,314)
Net cash used in investing activities	(3,534,280)	(5,057,206)
Cash flows from financing activities:
Proceeds from initial public offering, net	-	11,821,364
Proceeds from securities purchase agreement, net	-	13,578,400
Proceeds from exercise of stock options	66,111	1,326,044
Issuance of note receivable	-	(250,000)
Net cash provided by financing activities	66,111	26,475,808

Net change in cash, cash equivalents and restricted cash	(12,630,583)	16,477,737
Cash, cash equivalents and restricted cash, beginning of year	18,249,666	1,771,929
Cash, cash equivalents and restricted cash, end of year	$5,619,083	$18,249,666
Non-cash Investing and Financing activities:
Common stock issued for acquisitions	$2,846,144	$3,347,303
Common stock issued for satisfaction of prior year acquisition lability	$734,037	$-
Common stock issued for purchase of intangible asset - technology	$326,435	$-
Issuance of common stock for satisfaction of contingent liability, net of note extinguishment	$318,571	$-
Extinguishment of note receivable for satisfaction of contingent liability	$250,000	$-
Contingent acquisition consideration liability recorded at closing	$7,325,000	$9,169,200

The following table presents a reconciliation of net loss to Adjusted EBITDA for the three and nine months ended June 30, 2023 and 2022 (in $ million):

	For the Years Ended
	June 30,
	2023	2022
	(in millions)
Net loss	$(28.56)	$(5.97)
Depreciation and amortization	2.19	0.54
EBITDA loss	(26.37)	(5.43)
Stock based compensation expenses	4.98	3.08
Change in fair value of acquisition contingent consideration	(0.70)	(1.86)
Intangible asset impairment	15.35	-
Acquisition related expenses	0.28	0.58
Stock based financing related expenses	-	0.28
Forgiveness of PPP loan	-	(0.62)
Adjusted EBITDA loss	$(6.46)	$(3.97)